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Exhibit 99.2


                       [ASSURANCEAMERICA CORPORATION LOGO]


28 April 2005

Dear Shareholders and Friends of AssuranceAmerica,

Results from our March financials include:

         - Renewals through direct billing to clients in the Agency Group increased March 2005 versus March 2004 by 74%.

         - Our Carrier/MGA had written premiums in March of $2.9 million, up 20% over March 2004.

         - Total Company revenue was $2,608,066 for March 2005, an increase of 29% over March 2004.

         - Total Company earnings (EBITDA) improved 177% from $132,305 in March 2004 to $366,329 for March 2005.

Please mark your calendar now for MAY 25TH, 11:30 AM, for our Annual Shareholders' meeting and great "low country" barbeque.

Thank you for your continued interest and confidence in AssuranceAmerica Corporation. (For our press releases and to follow your stock, please go to www.finance.yahoo.com, symbol ASAM.OB)

Sincerely,



-------------------------------------     -------------------------------------
Lawrence (Bud) Stumbaugh                  Guy W. Millner
President and Chief Executive Officer     Chairman


    RiverEdgeOne - 5500 Interstate North Pkwy - 6th Floor - Atlanta, GA 30328 p(770)933-8911 - f(770)984-0173 - www.assuranceamerica.com